UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2007

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Collaboration Agreement

On May 29, 2007, Novacea, Inc. (“Novacea”) signed an exclusive worldwide License, Development and Commercialization Agreement with Schering Corporation, a wholly-owned subsidiary of Schering-Plough Corporation (“Schering”), for the development and commercialization of AsentarTM (DN-101) for all diagnostic, therapeutic and prophylactic uses in humans and animals (the “Collaboration Agreement”).

Under the terms of the Collaboration Agreement, Novacea will receive, within ten business days of the effectiveness of the Collaboration Agreement, an upfront payment from Schering of $60 million, including $35 million as reimbursement for past research and development expenses and a license fee of $25 million. Novacea is also eligible to receive up to $380 million in pre-commercial milestone payments, as well as royalties on worldwide sales of AsentarTM based on tiered royalty percentage rates that range from the high teens to the mid-twenties, depending on annual product sales levels.

Under the terms of the Collaboration Agreement, Novacea and Schering will establish a joint development committee and joint commercialization committee, which will be responsible for reviewing the development and commercialization activities, respectively, of the collaboration. Prior to the effectiveness of the Collaboration Agreement, Novacea and Schering will agree on an initial development plan (the “Core Development Plan”) governing the development of the products licensed under the Collaboration Agreement in the core indications. Schering will have final decision-making authority with respect to the development and commercialization of AsentarTM except for material changes to the Core Development Plan, which will require mutual agreement of the parties. Schering will assume responsibility for conducting and will fund all new development activities under the oversight of the joint development committee and in accordance with the Core Development Plan. Ongoing clinical studies will continue to be conducted by Novacea, and will be funded by Schering.

Under the terms of the Collaboration Agreement, Novacea may grant to any third party any rights to develop, market, sell, distribute, promote or otherwise commercialize any pharmaceutical product other than AsentarTM after first informing Schering.

Upon expiration of the Collaboration Agreement, Schering will retain a worldwide, exclusive, royalty-free, and irrevocable right and license to the licensed products under the Collaboration Agreement. Schering may not terminate the agreement at will until after the second anniversary of the effectiveness of the Collaboration Agreement. Schering may terminate the Collaboration Agreement for any reason or for no reason after two years from the effectiveness of the Collaboration Agreement. Either party has the right to terminate the Collaboration Agreement based upon an uncured material breach by the other party within the applicable cure period. If either (i) Schering terminates the Collaboration Agreement after two years from the effectiveness of the Collaboration Agreement, or (ii) Novacea terminates the Collaboration Agreement based upon an uncured material breach by Schering, then the parties will transition development and commercialization of the licensed products from Schering to Novacea, and Novacea will pay royalties on net sales for the licensed products at a predetermined rate based upon the status of regulatory approvals or the grounds for termination, as applicable. If Schering terminates the Collaboration Agreement based upon an uncured material breach by Novacea, then Schering will retain the licensed products and will pay Novacea royalties at a predetermined rate based upon the grounds for termination.

Closing of the transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Collaboration Agreement is only a summary and is qualified in its entirety by reference to the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated by reference herein.

Amended and Restated Agreements

In connection with Novacea’s entry into the Collaboration Agreement, Novacea also amended and restated (i) its supply agreement (“Supply Agreement”) with Plantex USA Inc. (“Plantex”), (ii) its exclusive license agreement (“OHSU License Agreement”) with Oregon Health & Science University (“OHSU”) and D-Novo Therapeutics, Inc., and (iii) its license agreement (“University of Pittsburgh License Agreement”) with the University of Pittsburgh of the Commonwealth System of Higher Education.

Under the amended and restated Supply Agreement, Novacea is allowed to maintain, and may purchase a certain amount of calcitriol from, a qualified second source manufacturer of calcitriol in any calendar year. Additionally, Novacea has the right to commit Plantex to manufacture calcitriol over a certain period at a premium price over the manufacturing cost. Certain other provisions in the Supply Agreement were revised to align them with, and to facilitate the commercialization of licensed products under, the Collaboration Agreement.

The OHSU License Agreement and the University of Pittsburgh License Agreement were each revised to align them with Novacea’s sublicensing of AsentarTM, and to better facilitate the commercialization of licensed products under, the Collaboration Agreement by amending or eliminating certain provisions contained in each agreement.

Common Stock Purchase Agreement

The information set forth in Item 3.02 below is hereby incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

On May 29, 2007, in connection with the execution of the Collaboration Agreement, Novacea entered into a Common Stock Purchase Agreement with Schering (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Novacea has agreed to issue and sell to Schering 1,490,868 shares of common stock, par value $0.001 per share, of Novacea (the “Shares”) at a purchase price of $8.049 per share, for an aggregate purchase price of $12.0 million (the “Private Placement”).

Pursuant to the Purchase Agreement, Novacea has agreed to use its commercially reasonable efforts to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission to register the resale of the Shares within 60 days of the closing of the Private Placement.

Upon issuance, the Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Shares will be exempt from registration under the Securities Act by virtue of Section 4(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering. Appropriate legends will be affixed to the certificates representing the Shares.

The foregoing description of the Private Placement is only a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.2 hereto, and which is incorporated by reference herein.

* * * * *

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development, financial performance, regulatory review of our products or product candidates, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	License, Development, and Commercialization Agreement, dated May 29, 2007, by and between Novacea, Inc. and Schering Corporation.*

10.2	Common Stock Purchase Agreement, dated May 29, 2007, by and between Novacea, Inc. and Schering Corporation.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	License, Development, and Commercialization Agreement, dated May 29, 2007, by and between Novacea, Inc. and Schering Corporation.*

10.2	Common Stock Purchase Agreement, dated May 29, 2007, by and between Novacea, Inc. and Schering Corporation.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.